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                                                           EXHIBIT 10.13(d)



                               THIRD AMENDMENT TO THE
                             RANDALLS FOOD MARKETS, INC.
                           KEY EMPLOYEE STOCK PURCHASE PLAN


                                 W I T N E S S E T H:

    WHEREAS, Randalls Food Markets, Inc. (the "Employer") presently maintains the Randalls Food Markets, Inc. Key Employee Stock Purchase Plan (the "Plan") which became effective on March 1, 1992; and

    WHEREAS, the Employer, pursuant to Section 7.1 of the Plan, has the right to amend the Plan, from time to time, subject to certain limitations.

    NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

    1. Effective August 1, 1997, Section 5.2 of the Plan is hereby amended in its entirety to read as follows:

         5.2 Type of Distribution. Distribution of a Participant's interest in the Trust may be made in cash, Company Stock, or both as determined by the Committee.

    2. Effective as of August 1, 1997, Section 7.2 of the Plan is hereby amended in its entirety to read as follows:

         7.2 Benefits Upon Termination of Plan By the Employer. In the event that the Employer terminates the Plan, the Participant shall be entitled to a distribution of an amount in cash, Company Stock or both in an aggregate amount equal to the total Participant's interest in the Trust.

    IN WITNESS WHEREOF, the Employer has executed this Third Amendment as of July 29, 1997.

                             RANDALLS FOOD MARKETS, INC.



                             By:  /s/ Jan Schilmoeller
                             ---------------------------------
                                        "Employer"